As filed with the Securities and Exchange Commission on July 31, 1996
                                                     Registration No. ________
- -------------------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      under
                           THE SECURITIES ACT OF 1933

                               ------------------


                         FIRST WEST CHESTER CORPORATION
             (Exact name of registrant as specified in its charter)

                               ------------------


                Pennsylvania                             23-2288763
                ------------                             ----------
      (State or other jurisdiction of                 (I.R.S. Employer
      incorporation or organization)                 Identification No.)

            9 North High Street
         West Chester, Pennsylvania                        19380
         --------------------------                        -----
  (Address of principal executive offices)                (Zip Code)
                               ------------------


                             1995 STOCK OPTION PLAN
                            (Full title of the plan)

                               ------------------


                                CHARLES E. SWOPE
                      President and Chief Executive Officer
                         First West Chester Corporation
                               9 North High Street
                        West Chester, Pennsylvania 19380
                                 (610) 692-3000
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                               ------------------


                                    Copy to:

                           JAMES W. SCHWARTZ, ESQUIRE
                          PATRICIA A. GRITZAN, ESQUIRE
                           Saul, Ewing, Remick & Saul
                             3800 Centre Square West
                        Philadelphia, Pennsylvania 19102
                                 (215) 972-7777
                         CALCULATION OF REGISTRATION FEE



====================================================================================================================
                                                                  Proposed
                                              Proposed             Maximum
Title of Securities to   Amount to be     Maximum Offering        Aggregate
    be Registered         Registered     Price Per Share (1)    Offering Price        Amount of Registration Fee (1)
____________________________________________________________________________________________________________________
Common Stock, Par             187,500        $29.625             $5,554,687.50                  $1,915.41
Value $1.00 Per Share

====================================================================================================================

         (1) The registration fee with respect to these shares has been computed in accordance with paragraphs (c) and (h) of Rule 457, based upon the average of the bid and asked price for shares of the Common Stock on July 26, 1996.
                                                          -------------

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.        Plan Information.

Item 2.        Registrant Information and Employee Plan Annual Information.1

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.        Incorporation of Documents by Reference.

               The documents listed in clauses (a) through (c) below are incorporated herein by this reference thereto, and all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by this reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

          (a) The Registrant's Annual Report on Form 10-K for the year ended December 31, 1995.

          (b) The Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1996, and Annual Report on Form 11-K for the year ended December 31, 1995.

          (c) The description of the Common Stock contained in the registration statement filed by the Registrant to register such securities under Section 12 of the Securities Exchange Act of 1934, including any amendment or report filed for the purpose of updating such description.

Item 4.        Description of Securities.

               Not applicable.

Item 5.        Interests of Named Experts and Counsel.

               Not applicable.

Item 6.        Indemnification of Directors and Officers.

               The Registrant's Articles of Incorporation provide that the Registrant shall indemnify its officers and directors and the officers and directors of its subsidiaries to the full extent permitted by and under the terms and conditions of the Business Corporation Law of the Commonwealth of Pennsylvania (the "BCL"), as amended from time to time, and the Registrant may, by action of its Board of Directors,
- ---------------------------

1 The information called for by Part I of Form S-8 is currently included in the description of the Registrant's 1995 Stock Option Plan (the "Plan") which is delivered to each employee selected to participate in the Plan in accordance with Rule 428 under the Securities Act of 1933, as amended. Pursuant to the Note to Part I of Form S-8, this information is not filed with this Form S-8.

indemnify all other persons it may indemnify pursuant to such law, provided that indemnification may not be made in any case where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness. In accordance with the BCL, the Registrant's By-laws include the indemnification provision excerpted below:

               Section 8.02. Indemnification. The Corporation shall indemnify any officer or director (or employee or agent designated by majority vote of the Board of Directors to the extent provided in such vote) who was or is a party or is threatened to be made a party to any threatened, pending or completed action, proceedings, whether civil, criminal, administrative or investigative (including action by or in the right of the Corporation) by reason of the fact that he is or was a director or officer (or employee or agent) of the Corporation or is or was serving at the request of the Corporation as a director, officer (or employee or agent) of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding. Officers and directors of subsidiaries of the Corporation shall be deemed to be persons acting as an officer or director of another corporation at the request of the Corporation. Indemnification pursuant to this Section shall not be made in any case where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness. Expenses incurred by an officer, director, employee or agent purportedly indemnified by this Section in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation. The indemnification and advancement of expenses provided by, or granted pursuant to, this
               Section 8.02 shall continue as to a person who has ceased to be a director, officer, employee or agent of the Corporation and shall inure to the benefit of the heirs, executors and administrators of such person. This Section 8.02 shall not be effective with respect to any action, suit or proceeding commenced prior to January 27, 1987.

               The Registrant maintains Directors' and Officers' liability insurance for all of its Directors and Officers.

Item 7.        Exemption from Registration Claimed.

               Not applicable.

Item 8.        Exhibits.

               The following is a list of exhibits filed with, or incorporated by reference into, this Registration Statement:

     5      Opinion of MacElree, Harvey, Gallagher, Featherman & Sebastian, Ltd.

     10 1995 Stock Option Plan (incorporated by reference to Exhibit 10(i) to the Corporation's Annual Report on Form 10-K for the year ended December 31, 1995)

     23.1   Consent of Grant Thornton LLP

     23.2 Consent of MacElree, Harvey, Gallagher, Featherman & Sebastian, Ltd.(contained in Exhibit No. 5)

     24 Power of Attorney (included on signature page of the Registration Statement)

Item 9.           Undertakings.

         (a)      The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                           (iii) To  include  any  material   information  with
                  respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liability (other than payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES
                                   ----------

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunder duly authorized, in the Borough of West Chester, State of Pennsylvania, on July 31, 1996.

                                                  FIRST WEST CHESTER CORPORATION


                                                  By: /s/ Charles E. Swope
                                                      --------------------
                                                     Charles E. Swope, President
                                                     and Chief Executive Officer


                                POWER OF ATTORNEY
                                -----------------

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby makes, constitutes and appoints Charles E. Swope, Eric W. Rohrbach and J. Duncan Smith, and each of them, with full power to act without the other, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign any and all amendments to this Registration Statement, including post-effective amendments, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or any substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


Signature                                            Title                              Date
- ---------                                            -----                              ----



 /s/  Charles E. Swope                               Chairman of the Board,             July 31, 1996
- ------------------------------------------------
Charles E. Swope                                     President and Chief Executive
                                                     Officer



 /s/ J. Duncan Smith                                 Treasurer (Principal               July 31, 1996
- ------------------------------------------------
J. Duncan Smith                                      Accounting and
                                                     Financial Officer)









 /s/  Richard M. Armstrong                           Director                           July 19, 1996
- -----------------------------------------------
Richard M. Armstrong



 /s/  John J. Ciccarone                              Director                           July 19, 1996
- -----------------------------------------------
John J. Ciccarone



 /s/  M. Robert Clarke                               Director                           July 19, 1996
- -----------------------------------------------
M. Robert Clarke



 /s/  Edward J. Cotter                               Director                           July 19, 1996
- -----------------------------------------------
Edward J. Cotter



 /s/ Clifford E. DeBaptiste                          Director                           July 19, 1996
- ------------------------------------------------
Clifford E. DeBaptiste



 /s/  John A. Featherman, III                        Director                           July 29, 1996
- ------------------------------------------------
John A. Featherman, III



 /s/  John S. Halsted                                Director                           July 19, 1996
- ------------------------------------------------
John S. Halsted



 /s/ J. Carol Hanson                                 Director                           July 19, 1996
- ------------------------------------------------
J. Carol Hanson



 /s/ Devere Kauffman                                 Director                           July 19, 1996
- ------------------------------------------------
Devere Kauffman









 /s/ David L. Peirce                                  Director                           July 19, 1996
- -------------------------------------------------
David L. Peirce



 /s/ John B. Waldron                                  Director                           July 19, 1996
- -------------------------------------------------
John B. Waldron

                                   SIGNATURES
                                   ----------

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunder duly authorized, in the Borough of West Chester, State of Pennsylvania, on July 31, 1996.

                                                 FIRST WEST CHESTER CORPORATION


                                                 By:___________________________
                                                    Charles E. Swope, President
                                                    and Chief Executive Officer


                                POWER OF ATTORNEY
                                -----------------

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby makes, constitutes and appoints Charles E. Swope, Eric W. Rohrbach and J. Duncan Smith and each of them, with full power to act without the other, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign any and all amendments to this Registration Statement, including post-effective amendments, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or any substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


Signature                                            Title                              Date
- ---------                                            -----                              ----



___________________________________                  Chairman of the Board,             July 31, 1996
Charles E. Swope                                     President and Chief
                                                     Executive Officer



___________________________________                  Treasurer (Principal               July 31, 1996
J. Duncan Smith                                      Accounting and Financial
                                                     Officer)







___________________________________                  Director                           July 19, 1996
Richard M. Armstrong



___________________________________                  Director                           July 19, 1996
John J. Ciccarone



___________________________________                  Director                           July 19, 1996
M. Robert Clarke



___________________________________                  Director                           July 19, 1996
Edward J. Cotter



___________________________________                  Director                           July 19, 1996
Clifford E. DeBaptiste


___________________________________                  Director                           July 29, 1996
John A. Featherman, III



___________________________________                  Director                           July 19, 1996
John S. Halsted



___________________________________                  Director                           July 19, 1996
J. Carol Hanson



___________________________________                  Director                           July 19, 1996
Devere Kauffman










___________________________________                  Director                           July 19, 1996
David L. Peirce



___________________________________                  Director                           July 19, 1996
John B. Waldron


                                  EXHIBIT INDEX
                                  -------------

Exhibit No.                Exhibit
- -----------                -------

5          Opinion of  MacElree, Harvey, Gallagher, Featherman & Sebastian, Ltd.

23.1       Consent of Grant Thornton LLP,

23.2 Consent of MacElree, Harvey, Gallagher, Featherman & Sebastian, Ltd. (Contained in Exhibit No. 5)

24         Power of Attorney authorizing Charles E. Swope, Eric W. Rohrbach, and
           J. Duncan Smith to sign the Registration Statement (included in signature page of the Registration Statement)

                                                                      EXHIBIT 5



    [LETTERHEAD OF MACELREE, HARVEY, GALLAGHER, FEATHERMAN & SEBASTIAN, LTD.]


July 31, 1996

First West Chester Corporation
9 North High Street
West Chester, PA  19380

Gentlemen:

         We refer to the Registration Statement on Form S-8 (the "Registration Statement") of First West Chester Corporation, a Pennsylvania corporation (the "Company"), to be filed with the Securities and Exchange Commission covering the registration under the Securities Act of 1933, as amended (the "Securities Act"), of 187,500 shares of common stock, par value $1.00 per share, of the Company (the "Shares").

         We have examined the Registration Statement, the Certificate of Incorporation and By-laws of the Company and such records, certificates and other documents as we have considered necessary or appropriate for the purposes of this Opinion.

         Based on the foregoing, it is our opinion that:

         1. the Company is duly organized, validly existing and in good standing under the laws of the commonwealth of Pennsylvania; and

         2. the Shares to be issued in accordance with the terms described in the Registration Statement have been duly authorized and, when issued in accordance with the terms described in the Registration Statement, will be validly issued, fully paid and non-assessable.

         We hereby consent to use of our name in the Registration Statement as counsel who will pass upon the legality of the Shares for the Company and as having prepared this Opinion as an exhibit to the Registration Statement. In giving the foregoing consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission thereunder.


                   Very truly yours,


                    /s/MacElree, Harvey, Gallagher, Featherman & Sebastian, Ltd.
                    ------------------------------------------------------------
                    MACELREE, HARVEY, GALLAGHER, FEATHERMAN & SEBASTIAN, LTD.

                                                                   EXHIBIT 23.1



              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


         We have issued our report dated January 25, 1996 accompanying the consolidated financial statements of First West Chester Corporation and Subsidiaries appearing in the 1995 Annual Report of the Company to its shareholders included in the Annual Report on Form 10-K for the year ended December 31, 1995 which is incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned report.

Grant  Thornton  LLP


/s/ Grant Thornton LLP
- ----------------------
Grant  Thornton  LLP



Philadelphia, Pennsylvania
July 30, 1996